American Midstream Appoints Eric T. Kalamaras
as Senior Vice President and Chief Financial Officer

DENVER, CO – July 11, 2016 - American Midstream Partners, LP (NYSE: AMID) (the "Partnership") today announced that the general partner of the Partnership appointed Eric T. Kalamaras as Senior Vice President and Chief Financial Officer effective today. Mr. Kalamaras succeeds Dan Campbell who served as Chief Financial Officer since 2012. Mr. Campbell and Mr. Kalamaras will work closely over the next few months to ensure a seamless transition for the Partnership.

Mr. Kalamaras, 43, has 20 years of financial leadership experience and most recently served as Executive Vice President and Chief Financial Officer of Azure Midstream Partners, LP and Azure Midstream Company, LLC. Prior to Azure, Mr. Kalamaras served as Chief Financial Officer at Valerus Energy Holdings, Delphi Midstream Partners, and Atlas Pipeline Partners, LP. Prior to Atlas Pipeline Partners, he spent a combined 10 years at Wells Fargo and Banc of America Securities providing investment banking and debt capital markets services to clients in the energy and natural resource industries. Mr. Kalamaras started his career as a financial analyst at Ford Motor Company, and holds a Bachelor of Science in Business Administration from Central Michigan University and a Master of Business Administration from Wake Forest University.

As announced previously, American Midstream is relocating the corporate headquarters to Houston and Mr. Campbell elected not to move to Houston for personal reasons.

“We are excited to welcome Eric to American Midstream, an accomplished finance executive with nearly 20 years of midstream energy experience,” said Lynn Bourdon, Chairman, President and Chief Executive Officer. “We intend to invest significant capital during the next several years to achieve multi-year sustainable cash flow growth, and Eric’s breadth of experience, including capital markets and M&A, is a natural complement to our growth strategy. In addition to his strong finance expertise, Eric is a great cultural fit and we are excited to have him on our team.”

"Dan has been a critical member of our executive team for more than four years and has done a superb job leading the accounting, finance, investor relations, internal audit and human resource organizations while making a significant impact on the Partnership,” continued Mr. Bourdon. “Dan played a key role in driving the the transformation of the Partnership over his tenure, and he leaves American Midstream with a strong financial foundation and well positioned to deliver long-term value to our unitholders. We will truly miss Dan and wish him well in his next venture.”

“I am thrilled to join Lynn and the executive team at this exciting time for the Partnership,” commented Mr. Kalamaras. “American Midstream has significant geographic diversity and the recent Gulf of Mexico acquisitions further strengthen the Partnership and enhance fee-based cash flow. With a strong asset platform, coupled with the continued support of ArcLight Capital, we are well positioned to drive long-term, sustainable growth for our unitholders.”

About American Midstream Partners, LP

Denver-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in Texas, North Dakota, and the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, LP, visit www.AmericanMidstream.com.

Investor Contact
Mark Buscovich, (713) 815-3967
MBuscovich@AmericanMidstream.com
Manager of Finance

Forward-Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, projections of 2016 financial performance, operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," "line-of-sight," and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations and future growth involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Construction of growth projects is subject to risks beyond our control including cost overruns and delays resulting from numerous factors.  In addition, we face risks associated with the integration of acquired businesses, decreased liquidity, increased interest and other expenses, assumption of potential liabilities, diversion of management’s attention, and other risks associated with growth and acquisitions, if consummated. Please see our Risk Factor disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 7, 2016, and Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 9, 2016. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

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